EXHIBIT 99.1

Steelcase Reports Fourth Quarter Results

Results Reflect Continued Strength in the Americas and Significant Impairment and Tax-Related Charges Primarily in EMEA

GRAND RAPIDS, Mich., March 27, 2013 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported fourth quarter revenue of $721.4 million and a net loss of $27.5 million, or $0.22 per share, including restructuring costs of approximately $0.10 per share. Current quarter results included goodwill impairment charges, tax valuation allowance adjustments, foreign tax credit benefits and environmental reserve adjustments, which had the aggregate net effect of reducing earnings by approximately $0.31 per share. Steelcase reported $690.2 million of revenue and earnings of $0.11 per share in the fourth quarter of the prior year, including restructuring costs of approximately $0.03 per share.

Organic revenue growth in the fourth quarter was 4 percent after adjusting for $2.1 million of favorable currency translation effects and a favorable impact of $4.0 million from recent dealer acquisitions, net of a divestiture. The Americas posted 5 percent organic growth over the prior year, which included initial revenue from two particularly large projects in the energy sector, and EMEA experienced 3 percent organic growth. Revenue continued to include a higher than normal mix of project business from some of the company's largest corporate customers.

"While a number of unusual items impacted our results this quarter, the underlying business otherwise performed largely as expected," said James P. Hackett, president and CEO. "We are especially proud of the Americas business, which posted an adjusted operating income margin of more than 10 percent in the fourth quarter and continued to gain market share in the U.S."

The current quarter operating loss of $45.2 million, which included goodwill impairment charges totaling $59.9 million, compares to operating income of $18.5 million in the prior year. Restructuring costs in the current quarter totaled $19.9 million (including a $12.4 million real estate impairment charge and $4.2 million relating to restructuring activities in EMEA) compared to $4.5 million in the prior year. Excluding goodwill impairment charges and restructuring costs, fourth quarter adjusted operating income of $34.6 million compares with $23.0 million in the prior year. This improvement was driven by strength in the Americas, partially offset by higher Corporate costs, which included a $3.6 million increase in reserves for environmental remediation costs associated with a previously-owned manufacturing site.

Cost of sales improved to 69.6 percent of revenue in the current quarter compared to 70.0 percent in the prior year. Year-over-year benefits from recent pricing adjustments (net of commodity cost changes) and restructuring actions (net of related disruption costs) were partially offset by the impact of a shift in business mix.

Operating expenses in the fourth quarter were $184.5 million compared with $184.1 million in the prior year. The current quarter included higher Corporate costs and variable compensation expenses and the impact of recent acquisitions, offset in part by lower spending on product development and other initiatives as compared to the prior year.

Goodwill impairment charges in the fourth quarter totaled $59.9 million and included $35.1 million for EMEA and $24.8 million for Designtex (included in the Other category).

Investment income of $0.2 million in the current quarter compared to $5.5 million in the prior year. The decline was primarily due to lower gains in the cash surrender value of variable life company-owned life insurance (COLI).

The income tax benefit of $19.6 million in the current quarter reflects a $56.7 million benefit from foreign tax credits, a net unfavorable impact of $42.4 million related to valuation allowance adjustments associated with deferred tax assets in EMEA, and the non-deductible nature of the EMEA goodwill impairment charge.

"The goodwill and tax related charges in EMEA, which totaled $77.5 million, were driven by our performance in fiscal 2013 and the challenging macroeconomic outlook in Western Europe," said David C. Sylvester, senior vice president and CFO. "Accordingly, we have continued to reduce our cost structure in EMEA and today initiated formal discussions with French works councils regarding a project to reorganize the sales, marketing and support functions in France."

Cash, short-term investments and the cash surrender value of variable life COLI totaled $367 million and total debt was $289 million at the end of the fourth quarter.

The Board of Directors today declared a cash dividend of $0.10 per share, an increase of $0.01 per share compared to the previous quarter. The dividend will be paid on or before April 15, 2013 to shareholders of record as of April 8, 2013.

Fiscal 2013 Results

For fiscal 2013, the company recorded $2.87 billion of revenue and net income of $38.8 million, or $0.30 per share, including restructuring costs of approximately $0.18 per share. Fiscal 2013 results included the fourth quarter goodwill impairment charges, tax valuation allowance adjustments, foreign tax credit benefits and environmental reserve adjustments, which had the aggregate net effect of reducing earnings by approximately $0.31 per share. In fiscal 2012, the company reported $2.75 billion of revenue and earnings of $0.43 per share, including restructuring costs of approximately $0.14 per share.

Organic revenue growth in fiscal 2013 was 5 percent which compared to 14 percent in fiscal 2012.

Operating income of $59.3 million for fiscal 2013, which included goodwill impairment charges totaling $59.9 million, compares to operating income of $97.1 million in fiscal 2012. In addition, current year results included $34.7 million of restructuring costs compared to $30.5 million in the prior year. Excluding these items, adjusted operating income of $153.9 million in fiscal 2013 compares to adjusted operating income of $127.6 million in fiscal 2012.

"Adjusted operating income in the Americas nearly reached 10 percent for fiscal 2013, an improvement of 210 basis points compared to fiscal 2012 and a testament to the success of our business model changes," said Mr. Sylvester. "However, EMEA posted an operating loss again this year."

Outlook

Fourth quarter orders in the Americas were flat compared to the prior year, which included orders associated with two large projects in the energy sector. EMEA orders in the fourth quarter remained volatile, but in total were relatively flat with the prior year. The company expects first quarter fiscal 2014 revenue to be in the range of $680 to $705 million. This estimate includes an assumption of approximately $1 million from favorable currency translation effects compared to the prior year and approximately $2 million from recent acquisitions, net of a divestiture. Adjusting for these impacts, the company projects first quarter organic revenue growth in the range of 0 to 4 percent over the prior year. The company reported revenue of $675.2 million in the first quarter of fiscal 2013, which included approximately $20 million of revenue associated with two large projects in the energy sector.

Steelcase expects to report earnings between $0.09 to $0.13 per share for the first quarter of fiscal 2014, including restructuring costs of approximately $0.02 per share. Steelcase reported earnings of $0.10 per share in the first quarter of fiscal 2013, including restructuring costs of approximately $0.03 per share.

"Our market share gains in the U.S. have been fueled by new products, solutions and experiences for the interconnected world," Mr. Hackett said. "Most recently, we introduced Gesture ™, a new seating experience based on our research into new postures influenced by the way users interact with technology. Gesture ™ is just one of the new products we will reveal this year at the NeoCon industry trade show in June."

Business Segment Results
(in millions)

	(Unaudited) Three Months Ended			(Unaudited) Twelve Months Ended
	February 22, 2013	February 24, 2012	% Change	February 22, 2013	February 24, 2012	% Change

Revenue
Americas (1)	$ 492.9	$ 468.5	5.2%	$ 2,015.1	$ 1,868.4	7.9%
EMEA (2)	168.5	157.3	7.1%	594.8	610.5	(2.6)%
Other (3)	60.0	64.4	(6.8)%	258.8	270.6	(4.4)%
Consolidated revenue	$ 721.4	$ 690.2	4.5%	$ 2,868.7	$ 2,749.5	4.3%

Operating income (loss)
Americas	$ 34.3	$ 24.5		$ 168.3	$ 122.8
EMEA	(38.5)	0.7		(50.9)	(9.9)
Other	(25.0)	1.6		(20.1)	14.6
Corporate (4)	(16.0)	(8.3)		(38.0)	(30.4)
Consolidated operating income (loss)	$ (45.2)	$ 18.5		$ 59.3	$ 97.1

Operating income percent	(6.3)%	2.7%		2.1%	3.5%

Revenue Mix
Americas (1)	68.3%	67.9%		70.2%	68.0%
EMEA (2)	23.4%	22.8%		20.8%	22.2%
Other (3)	8.3%	9.3%		9.0%	9.8%

YEAR OVER YEAR ORGANIC REVENUE GROWTH (DECLINE) BY SEGMENT
Q4 2013 vs. Q4 2012
	Steelcase Inc.	Americas	EMEA	Other category

Q4 2012 revenue	$ 690.2	$ 468.5	$ 157.3	$ 64.4
Divestiture	(1.0)	—	(1.0)	—
Currency translation effects*	2.1	0.5	1.7	(0.1)
Q4 2012 revenue, adjusted	691.3	469.0	158.0	64.3

Q4 2013 revenue	721.4	492.9	168.5	60.0
Dealer acquisitions	(5.0)	—	(5.0)	—
Q4 2013 revenue, adjusted	716.4	492.9	163.5	60.0
Organic growth (decline) $	$ 25.1	$ 23.9	$ 5.5	$ (4.3)
Organic growth (decline) %	4%	5%	3%	(7)%

* Currency translation effects represent the estimated net effect of translating Q4 2012 foreign currency revenues using the average exchange rates during Q4 2013.

YEAR OVER YEAR ORGANIC REVENUE GROWTH (DECLINE) BY SEGMENT
2013 vs. 2012
	Steelcase Inc.	Americas	EMEA	Other category

2012 revenue	$ 2,749.5	$ 1,868.4	$ 610.5	$ 270.6
Divestitures	(9.6)	—	(1.0)	(8.6)
Currency translation effects*	(33.9)	(0.6)	(33.4)	0.1
2012 revenue, adjusted	2,706	1,867.8	576.1	262.1

2013 revenue	2,868.7	2,015.1	594.8	258.8
Dealer acquisitions	(22.2)	(10.5)	(11.7)	—
2013 revenue, adjusted	2,846.5	2,004.6	583.1	258.8
Organic growth (decline) $	$ 140.5	$ 136.8	$ 7.0	$ (3.3)
Organic growth (decline) %	5%	7%	1%	(1)%

* Currency translation effects represent the estimated net effect of translating prior year foreign currency revenues using the average exchange rates during the current year.

PROJECTED ORGANIC REVENUE GROWTH
Q1 2014 vs. Q1 2013
	Steelcase Inc.

Q1 2013 revenue	$ 675
Divestiture	(2)
Currency translation effects*	1
Q1 2013 revenue, adjusted	674

Q1 2014 revenue, projected	680 - 705
Dealer acquisitions	(4)
Q1 2014 projected revenue, adjusted	676 - 701
Organic growth $	$ 2 - 27
Organic growth %	0% - 4%

* Currency translation effects represent the estimated net effect of translating Q1 2013 foreign currency revenues using the exchange rate at the end of Q4 2013.

Steelcase Inc.
	(Unaudited) Three Months Ended				(Unaudited) Twelve Months Ended
	February 22, 2013		February 24, 2012		February 22, 2013		February 24, 2012

Revenue	$ 721.4	100.0%	$ 690.2	100.0%	$2,868.7	100.0%	$2,749.5	100.0%
Cost of sales	502.3	69.6%	483.1	70.0%	1,987.8	69.3%	1,913.6	69.6%
Restructuring costs	3.1	0.5%	1.5	0.2%	14.9	0.5%	26.2	1.0%
Gross profit	216.0	29.9%	205.6	29.8%	866.0	30.2%	809.7	29.4%
Operating expenses	184.5	25.6%	184.1	26.7%	727.0	25.3%	708.3	25.8%
Goodwill impairment charges	59.9	8.3%	—		59.9	2.1%	—
Restructuring costs	16.8	2.3%	3.0	0.4%	19.8	0.7%	4.3	0.1%
Operating income (loss)	$ (45.2)	(6.3)%	$ 18.5	2.7%	$ 59.3	2.1%	$ 97.1	3.5%
Interest expense, investment income (loss) and other income, net	(1.9)	(0.2)%	2.1	0.3%	(4.4)	(0.2)%	(15.1)	(0.5)%
Income (loss) before income tax expense	(47.1)	(6.5)%	20.6	3.0%	54.9	1.9%	82.0	3.0%
Income tax expense	(19.6)	(2.7)%	5.7	0.8%	16.1	0.5%	25.3	0.9%
Net income (loss)	$ (27.5)	(3.8)%	$ 14.9	2.2%	$ 38.8	1.4%	$ 56.7	2.1%

Operating income (loss)	$ (45.2)	(6.3)%	$ 18.5	2.7%	$ 59.3	2.1%	$ 97.1	3.5%
Add: restructuring costs	19.9	2.8%	4.5	0.6%	34.7	1.2%	30.5	1.1%
Add: goodwill impairment charges	59.9	8.3%	—	—%	59.9	2.1%	—	—%
Adjusted operating income	$ 34.6	4.8%	$ 23.0	3.3%	$ 153.9	5.4%	$ 127.6	4.6%

Americas
	(Unaudited) Three Months Ended				(Unaudited) Twelve Months Ended
	February 22, 2013		February 24, 2012		February 22, 2013		February 24, 2012

Revenue	$ 492.9	100.0%	$ 468.5	100.0%	$2,015.1	100.0%	$1,868.4	100.0%
Cost of sales	338.7	68.7%	326.5	69.7%	1,384.4	68.7%	1,302.3	69.7%
Restructuring costs	2.5	0.5%	4.6	1.0%	13.9	0.7%	20.0	1.1%
Gross profit	151.7	30.8%	137.4	29.3%	616.8	30.6%	546.1	29.2%
Operating expenses	104.5	21.2%	111.9	23.9%	433.8	21.5%	421.8	22.6%
Restructuring costs	12.9	2.6%	1.0	0.2%	14.7	0.7%	1.5	—%
Operating income	$ 34.3	7.0%	$ 24.5	5.2%	$ 168.3	8.4%	$ 122.8	6.6%
Add: restructuring costs	15.4	3.1%	5.6	1.2%	28.6	1.4%	21.5	1.1%
Add: goodwill impairment charges	—	—%	—	—%	—	—%	—	—%
Adjusted operating income	$ 49.7	10.1%	$ 30.1	6.4%	$ 196.9	9.8%	$ 144.3	7.7%

EMEA
	(Unaudited) Three Months Ended				(Unaudited) Twelve Months Ended
	February 22, 2013		February 24, 2012		February 22, 2013		February 24, 2012

Revenue	$ 168.5	100.0%	$ 157.3	100.0%	$ 594.8	100.0%	$ 610.5	100.0%
Cost of sales	123.8	73.5%	112.8	71.7%	434.0	73.0%	432.9	70.9%
Restructuring costs	0.6	0.4%	(3.2)	(2.0)%	1.0	0.2%	5.0	0.8%
Gross profit	44.1	26.1%	47.7	30.3%	159.8	26.8%	172.6	28.3%
Operating expenses	43.9	26.0%	45.0	28.6%	171.6	28.8%	179.5	29.4%
Goodwill impairment charges	35.1	20.8%	—	—%	35.1	5.9%	—	—%
Restructuring costs	3.6	2.1%	2.0	1.3%	4.0	0.7%	3.0	0.5%
Operating income (loss)	$ (38.5)	(22.8)%	$ 0.7	0.4%	$ (50.9)	(8.6)%	$ (9.9)	(1.6)%
Add: restructuring costs	4.2	2.5%	(1.2)	(0.7)%	5.0	0.9%	8.0	1.3%
Add: goodwill impairment charges	35.1	20.8%	—	—%	35.1	5.9%	—	—%
Adjusted operating income (loss)	$ 0.8	0.5%	$ (0.5)	(0.3)%	$ (10.8)	(1.8)%	$ (1.9)	(0.3)%

Other
	(Unaudited) Three Months Ended				(Unaudited) Twelve Months Ended
	February 22, 2013		February 24, 2012		February 22, 2013		February 24, 2012

Revenue	$ 60.0	100.0%	$ 64.4	100.0%	$ 258.8	100.0%	$ 270.6	100.0%
Cost of sales	39.8	66.4%	43.8	68.0%	169.4	65.5%	178.4	65.9%
Restructuring costs	—	—%	0.1	0.2%	—	—%	1.2	0.4%
Gross profit	20.2	33.6%	20.5	31.8%	89.4	34.5%	91.0	33.7%
Operating expenses	20.1	33.5%	18.9	29.3%	83.6	32.3%	76.6	28.3%
Goodwill impairment charges	24.8	41.3%	—	—%	24.8	9.6%	—	—%
Restructuring costs	0.3	0.5%	—	—%	1.1	0.4%	(0.2)	—%
Operating income (loss)	$ (25.0)	(41.7)%	$ 1.6	2.5%	$ (20.1)	(7.8)%	$ 14.6	5.4%
Add: restructuring costs	0.3	0.5%	0.1	0.2%	1.1	0.4%	1.0	0.4%
Add: goodwill impairment charges	24.8	41.3%	—	—%	24.8	9.6%	—	—%
Adjusted operating income	$ 0.1	0.1%	$ 1.7	2.7%	$ 5.8	2.2%	$ 15.6	5.8%

Corporate
	(Unaudited) Three Months Ended				(Unaudited) Twelve Months Ended
	February 22, 2013		February 24, 2012		February 22, 2013		February 24, 2012

Operating expenses	$ 16.0		$ 8.3		$ 38.0		$ 30.4
Operating loss	$ (16.0)		$ (8.3)		$ (38.0)		$ (30.4)
Add: restructuring costs	—		—		—		—
Add: goodwill impairment charges	—		—		—		—
Adjusted operating loss	$ (16.0)		$ (8.3)		$ (38.0)		$ (30.4)

Webcast

Steelcase will discuss fourth quarter results and business outlook on a conference call and webcast at 11:00 a.m. Eastern time tomorrow. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after this press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: (1) organic revenue growth (decline), which represents the change in revenue excluding currency translation effects and the impacts of acquisitions and divestitures; and (2) adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs and goodwill impairment charges. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; changes in raw materials and commodity costs; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

For 100 years, Steelcase Inc. has helped create great experiences for the world's leading organizations - wherever work happens. Steelcase and our family of brands - including Steelcase®, Coalesse®, Designtex®, Details®, Nurture®, PolyVision® and Turnstone® - offer a comprehensive portfolio of furnishings, products and services designed to unlock human promise and support social, economic and environmental sustainability. We are globally accessible through a network of channels, including approximately 670 dealers. Steelcase is a global, industry-leading and publicly traded company with fiscal 2013 revenue of $2.9 billion.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	February 22, 2013	February 24, 2012	February 22, 2013	February 24, 2012
Revenue	$ 721.4	$ 690.2	$ 2,868.7	$ 2,749.5
Cost of sales	502.3	483.1	1,987.8	1,913.6
Restructuring costs	3.1	1.5	14.9	26.2
Gross profit	216.0	205.6	866.0	809.7
Operating expenses	184.5	184.1	727.0	708.3
Goodwill impairment charges	59.9	—	59.9	—
Restructuring costs	16.8	3.0	19.8	4.3
Operating income	(45.2)	18.5	59.3	97.1
Interest expense	(4.5)	(5.5)	(17.8)	(25.6)
Investment income	0.2	5.5	3.7	5.2
Other income, net	2.4	2.1	9.7	5.3
Income before income tax expense	(47.1)	20.6	54.9	82.0
Income tax expense	(19.6)	5.7	16.1	25.3	*
Net income (loss)	$ (27.5)	$ 14.9	$ 38.8	$ 56.7	*

Earnings (loss) per share:
Basic	$ (0.22)	$ 0.11	$ 0.30	$ 0.43	*
Diluted	$ (0.22)	$ 0.11	$ 0.30	$ 0.43	*
Weighted average shares outstanding - basic	127.1	129.2	127.4	131.9
Weighted average shares outstanding - diluted	127.1	129.2	129.1	131.9
Dividends declared and paid per common share	$ 0.09	$ 0.06	$ 0.36	$ 0.24

* The condensed consolidated statements of operations for the three and twelve months ended February 24, 2012 has been restated to reflect errors in deferred income taxes which relate to periods prior to fiscal year 2010.

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except share data)

	February 22, 2013	February 24, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 150.4	$ 112.1
Short-term investments	100.5	79.1
Accounts receivable, net	287.3	271.4
Inventories	137.5	139.5
Deferred income taxes	56.2	42.4
Prepaid expenses
Other current assets	46.7	57.6
Total current assets	778.6	702.1

Property, plant and equipment, net	353.2	346.9
Company-owned life insurance	225.8	227.6
Deferred income taxes	101.7	110.4	*
Goodwill	121.4	176.6
Other intangible assets, net	19.2	18.8
Investments in unconsolidated affiliates
Other assets	89.7	96.5
Total assets	$ 1,689.6	$ 1,678.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 198.6	$ 191.3
Short-term borrowings and current portion of long-term debt	2.6	2.6
Accrued expenses	283.6	268.0
Total current liabilities	484.8	461.9

Long-term liabilities:
Long-term debt less current maturities	286.4	288.9
Employee benefit plan obligations	158.0	161.1
Other long-term liabilities	92.4	80.5
Total long-term liabilities	536.8	530.5
Total liabilities	1,021.6	992.4

Shareholders' equity:
Preferred stock-no par value; 50,000,000 shares authorized, none issued and outstanding
Class A common stock-no par value; 475,000,000 shares authorized, 86,010,584 and 85,260,736 issued and outstanding
Class B common stock-no par value; 475,000,000 shares authorized, 39,154,003 and 41,228,593 issued and outstanding
Common stock	—	1.1
Additional paid-in capital	27.2	32.6
Accumulated other comprehensive income (loss)	(4.2)	0.8
Retained earnings	645.0	652.0	*
Total shareholders' equity	668.0	686.5
Total liabilities and shareholders' equity	$ 1,689.6	$ 1,678.9

* During fiscal year 2013, the company identified errors in its accounting for deferred income taxes which relate to periods prior to fiscal year 2010. Management believes the errors are not material to any prior period financial statements. The correction of the errors had the effect of reducing long-term deferred income taxes and retained earnings by $22.1 million. The condensed consolidated balance sheet as of February 24, 2012 has been restated to reflect this correction.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Twelve Months Ended
	February 22, 2013	February 24, 2012
OPERATING ACTIVITIES
Net income	$ 38.8	$ 56.7	*
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58.3	56.4
Changes in cash surrender value of COLI	1.8	(4.5)
Goodwill impairment charges	59.9	—
Deferred income taxes	(8.1)	13.6	*
Pension and post-retirement plans cost (benefit)
Restructuring costs	34.7	30.5
Non-cash stock compensation	9.6	11.6
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Changes in operating assets and liabilities, net of acquisitions, divestitures and deconsolidations:
Accounts receivable
Inventories
Other assets
Accounts payable
Accounts receivable, inventories and accounts payable	(7.3)	(11.1)
Employee compensation liabilities	5.8	(32.5)
Employee benefit obligations
Accrued expenses and other liabilities
Other assets and liabilities	(4.0)	(23.1)
Other	(2.2)	4.1
Net cash provided by operating activities	187.3	101.7

INVESTING ACTIVITIES
Capital expenditures	(74.0)	(64.9)
Proceeds from disposal of fixed assets	15.5	11.7
Purchases of investments	(78.6)	(195.8)
Liquidations of investments	62.1	466.1
Proceeds from IDEO ownership transition	—	—
Acquisitions, net of cash acquired	(6.2)	(20.9)
Other	(4.3)	7.0
Net cash provided by (used in) investing activities	(85.5)	203.2

FINANCING ACTIVITIES
Borrowings of long-term debt, net of issuance costs
Repayments of long-term debt	(2.6)	(255.5)
Borrowings of lines of credit
Repayments of lines of credit
Dividends paid	(45.8)	(31.7)
Common stock repurchases	(19.9)	(47.7)
Excess tax benefit from vesting of stock awards
Other	4.1	0.6
Net cash provided by (used in) financing activities	(64.2)	(334.3)

Effect of exchange rate changes on cash and cash equivalents	0.7	(0.7)

Net increase (decrease) in cash and cash equivalents	38.3	(30.1)
Cash and cash equivalents, beginning of period	112.1	142.2
Cash and cash equivalents, end of period	$ 150.4	$ 112.1

Supplemental Cash Flow Information:
Income taxes paid, net of refunds received
Interest paid, net of amounts capitalized

* The condensed consolidated statements of cash flows for the year ended February 24, 2012 has been restated to reflect errors in deferred income taxes which relate to periods prior to fiscal year 2010.
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